CARRIAGE SERVICES ANNOUNCES THIRD QUARTER 2019 RESULTS AND RAISES ROLLING FOUR QUARTER OUTLOOK
HOUSTON – October 28, 2019 – Carriage Services, Inc. (NYSE: CSV) today announced results for the third quarter ended September 30, 2019.
Mel Payne, Chief Executive Officer, stated, “Our third quarter performance represented a continuation of the remarkable progress made since we began implementing dramatic changes exactly one year ago to corporate and operational leadership in combination with a complete update and reboot of the high performance funeral and cemetery operating standards that comprise our Standards Operating Model. During the third quarter, all four operating and financial profit centers that comprise Total Field EBITDA in our Trend Reports achieved higher revenue growth that produced much higher Field EBITDA growth because of substantially higher Field EBITDA Margins in each case.
As a result, on a proforma basis, Total Field EBITDA during the third quarter increased $2.9 million or 12.8% on an increase of only $3.4 million or 5.5% in Total Revenue, while Total Field EBITDA Margin increased 260 basis points to 39.0%, Consolidated EBITDA increased $2.0 million or 13.3% to $17.3 million, and Diluted EPS increased $0.12 or 92.3% to $0.25. For the first nine months, Total Revenue increased $6.3 million or 3.2% to $202.5 million, Consolidated EBITDA increased $5.4 million or 10.4% to $57.3 million, and Diluted EPS increased $0.23 or 31.9% to $0.95.
We were able to convert 85.3% of incremental revenue in the third quarter into Field EBITDA cash earnings at the individual business unit level of our portfolio, thereby benefiting substantially from the operating leverage inherent in our operating businesses when modest revenue growth is managed effectively over a high fixed cost base. We continued to make numerous moves (leadership top grading, cost reductions, pricing of products and services, etc.) throughout the third quarter in our portfolio on a business by business basis. Our goal is to finish this “year of renewal” strong by achieving a much higher comparative proforma performance in the fourth quarter that would be representative of the normalized and sustainable full year earning power of our existing portfolio of businesses in 2020 and beyond.
In order to present a more accurate comparative third quarter and nine months financial performance profile that reflects on a proforma basis the current “normalized” earning power of Carriage, we have made the following adjustments to our GAAP financial performance: excluded from 2018 third quarter and nine months results the large Ft. Lauderdale city cemetery business management contract which we divested in the third quarter of 2018; excluded from 2018 and 2019 results from two funeral businesses we divested in the third quarter of 2019; reduced 2019 third quarter and nine months Total Overhead for all changes that have been completed as of September 30, 2019 as if they had been effective December 31, 2018; and increased interest for the first six months of 2018 to reflect the balance sheet recapitalization that was completed at the end of May 2018 as if it had been effective December 31, 2017. The Pro Forma Adjusted results shown below are simply outstanding:
Third Quarter 2019 versus Third Quarter 2018

•	Total Revenue increased $3.4 million or 5.5% to $66.0 million;

•	Total Field EBITDA increased $2.9 million or 12.8% to $25.7 million;

•	Total Field EBITDA Margin increased 260 basis points to 39.0%;

•	Total Overhead increased $0.9 million or 12.0% to $8.4 million;

•	Total Overhead Margin increased 70 basis points to 12.8%;

•	Consolidated EBITDA increased $2.0 million or 13.3% to $17.3 million;

•	Consolidated EBITDA Margin increased 180 basis points to 26.2%; and

•	Diluted EPS increased $0.12 or 92.3% to $0.25.

First Nine Months of 2019 versus First Nine Months of 2018

•	Total Revenue increased $6.3 million or 3.2% to $202.5 million;

•	Total Field EBITDA increased $4.6 million or 5.9% to $81.5 million;

•	Total Field EBITDA Margin increased 110 basis points to 40.3%;

•	Total Overhead decreased $0.8 million or 3.4% to $24.2 million;

•	Total Overhead Margin decreased 80 basis points to 12.0%;

•	Consolidated EBITDA increased $5.4 million or 10.4% to $57.3 million;

•	Consolidated EBITDA Margin increased 190 basis points to 28.3%; and

•	Diluted EPS increased $0.23 or 31.9% to $0.95.
Third quarter GAAP highlights are shown below:
Third Quarter 2019 versus Third Quarter 2018
• Total Revenue of $66.1 million, an increase of 2.9%;
• Net Income of $0.6 million, a decrease of 73.8%; and
• GAAP Diluted Earnings Per Share of $0.03, a decrease of 72.7%.
First Nine Months of 2019 versus First Nine Months of 2018
• Total Revenue of $203.0 million, an increase of 0.7%;
• Net Income of $12.0 million, a decrease of 16.4%; and
• GAAP Diluted Earnings Per Share of $0.66, a decrease of 15.4%.
Given our confidence that the performance turnaround of our existing portfolio this year will continue and reach even higher levels of revenue, earnings and Free Cash Flow performance in 2020 and thereafter, I am delighted to report that we have returned to our growth capital allocation strategy by selective acquisition of only high quality larger businesses in the best strategic markets. On October 9th, we announced the acquisition of Lombardo Funeral Homes, which is the “Best in Class” funeral service provider in Buffalo, New York and largest funeral home business in Western New York with four funeral chapels serving approximately 2,000 families annually.
Additionally, I am honored and very excited to announce the acquisition, effective today, of Rest Haven Funeral Home and Cemetery in Rockwall, Texas, which was founded in 1970 by Dewayne Cain and has grown into a premier funeral home and cemetery combination business serving the Dallas-Fort Worth Metroplex. Rest Haven Funeral Home and Cemetery, under Dewayne’s visionary leadership over the last fifty years, has not only kept pace with the explosive growth in Rockwall and the surrounding area northeast of Dallas, the business has substantially expanded by adding two more funeral home locations in nearby Rowlett and Royse City as well as ancillary services and businesses including the onsite Northeast Texas Crematory, Care Center, The Flower Box and Pet Memories.
Given the remarkable progress we have made over the past year toward restoring the high and sustainable performance of our existing portfolio of funeral homes and cemeteries, in combination with getting back on a highly selective growth trajectory with our partnership affiliation with Lombardo Funeral Homes and Rest Haven Funeral Homes and Cemetery, plus a new LOI on a high quality combination business expected to close at the beginning of 2020, we are able to once again substantially increase Carriage’s Rolling Four Quarter Outlook, as shown below.

Range (in millions, except per share amounts)
Revenues	$294 - $300
Consolidated EBITDA	$85 - $88
Adjusted Net Income	$27 - $30
Adjusted Diluted Earnings Per Share	$1.55 - $1.65
Free Cash Flow	$38 - $41

As we approach the end of 2019, a year of dramatic change and renewal with the theme ‘Carriage Services 2019: Back to the Future - A New Beginning - Part II’, I would like to thank from the bottom of my heart all those Managing Partners, Sales Managers and their winning teams of employees in each business as well as our field operations Directors of Support and all the leadership teams in our Houston Support Center who responded so magnificently to the challenges of this past year. For as surely as night follows day, because of you ‘The best is yet to come!’ for our company,” concluded Mr. Payne.
HIGH PERFORMANCE HEROES
The following are High Performance Hero Managing Partners leading us during the third quarter on our Good To Great Journey that never ends:

Ben Friberg	Heritage Funeral Home & Crematory; Ft. Oglethorpe, GA
David DeRubeis	Cody-White Funeral Home; Milford, CT
Courtney Charvet	North Brevard Funeral Home; Titusville, FL
John Appel	Garden of Memories Cemetery; Metairie, LA
Brian Binion	Steen Funeral Homes; Ashland, KY
Deanna Kelly	Havenbrook Funeral Home; Norman, OK
Brian Sisson	Jay Chapel Funeral Directors; Madera, CA
Jenny Chen	Grant Miller Chapel; Oakland, CA
Alan Kerrick	Dakan Funeral Chapels; Caldwell, ID
Trent Nielson	Hennessey Valley Funeral Home & Crematory; Spokane, WA
*Nicholas Welzenbach	Darling & Fischer Funeral Homes; Los Gatos, CA; and Los Gatos Memorial Park; San Jose, CA
*Qualified for 2 Businesses

TRUST FUND PERFORMANCE
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, preneed cemetery and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

9 months ended 9/30/19	17.4%	15.8%	20.6%	11.4%	14.2%
1 year ended 12/31/18	(8.3%)	(7.4%)	(4.2%)	(2.1%)	(2.7%)
2 years ended 12/31/18	3.6%	4.0%	16.5%	5.3%	8.6%
3 years ended 12/31/18	24.0%	23.0%	30.4%	23.3%	25.4%
4 years ended 12/31/18	20.2%	19.7%	32.2%	17.8%	22.1%
5 years ended 12/31/18	30.3%	29.2%	50.3%	20.7%	29.5%

(1) Investment performance includes realized income and unrealized appreciation (depreciation).
(2) The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of September 30, 2019 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Equities	$59,101	31%	$61,642	27%
Fixed Income	109,136	58%	121,839	54%
Cash	19,165	10%	40,848	18%
Other/Insurance	2,734	1%	2,918	1%
Total Portfolios	$190,136	100%	$227,247	100%
The total return for our Discretionary Preneed Funeral and Cemetery Trusts through the first nine months was 17.4% and flat for the third quarter.
ADJUSTED FREE CASH FLOW
We produced Adjusted Free Cash Flow from operations for the three and nine months ended September 30, 2019 of $12.5 million and $31.6 million, respectively, compared to Adjusted Free Cash Flow from operations of $10.0 million and $32.5 million for the corresponding periods in 2018. A reconciliation of Cash Flow Provided by Operations to Adjusted Free Cash Flow for the three and nine months ended September 30, 2018 and 2019 is as follows (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2018	2019	2018	2019
Cash flow provided by operations	$12,436	$14,149	$38,717	$36,061
Cash used for maintenance capital expenditures	(2,482)	(2,006)	(6,196)	(6,181)
Free Cash Flow	$9,954	$12,143	$32,521	$29,880

Plus: Incremental Special Items:
Severance and Retirement Costs	—	298	—	1,126
Litigation Reserve	—	94	—	575
Adjusted Free Cash Flow	$9,954	$12,535	$32,521	$31,581

ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending September 30, 2020 unless we have a signed Letter of Intent (LOI) and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “Roughly Right Range” most of the time of future Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time.
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures and the execution of our funeral and our cemetery Standards Operating Model. Adjusted Net Income and Adjusted Diluted Earnings Per Share have been adjusted for accretion on our convertible notes.
The Outlook on Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible notes and outstanding and exercisable stock options.
Based on these two recent acquisitions and the LOI anticipated to close within 90 days, we are increasing Carriage’s Rolling Four Quarter Outlook for the period ending September 30, 2020, as shown below:

Range (in millions, except per share amounts)
Revenues	$294 - $300
Consolidated EBITDA	$85 - $88
Adjusted Net Income	$27 - $30
Adjusted Diluted Earnings Per Share	$1.55 - $1.65
Free Cash Flow	$38 - $41
CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, October 29, 2019 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-4099626) and ask for the Carriage Services conference call. A replay of the conference call will be available through November 3, 2019 and may be accessed by dialing 855-859-2056 (ID-4099626). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2019	% Change	2018	2019	% Change

Same Store Contracts
Atneed Contracts	6,060	6,492	7.1%	19,553	19,909	1.8%
Preneed Contracts	1,360	1,418	4.3%	4,514	4,418	(2.1%)
Total Same Store Funeral Contracts	7,420	7,910	6.6%	24,067	24,327	1.1%
Acquisition Contracts
Atneed Contracts	1,108	1,198	8.1%	2,982	3,641	22.1%
Preneed Contracts	116	111	(4.3%)	302	432	43.0%
Total Acquisition Funeral Contracts	1,224	1,309	6.9%	3,284	4,073	24.0%
Total Funeral Contracts	8,644	9,219	6.7%	27,351	28,400	3.8%

Funeral Operating Revenue
Same Store Revenue	$40,189	$41,470	3.2%	$129,574	$128,757	(0.6%)
Acquisition Revenue	7,400	7,750	4.7%	20,228	24,372	20.5%
Total Funeral Operating Revenue	$47,589	$49,220	3.4%	$149,802	$153,129	2.2%

Cemetery Operating Revenue
Same Store Revenue	$11,091	$12,817	15.6%	$34,228	$37,333	9.1%
Acquisition Revenue	—	—	—%	—	—	—%
Total Cemetery Operating Revenue	$11,091	$12,817	15.6%	$34,228	$37,333	9.1%

Financial Revenue
Preneed Funeral Commission Income	$360	$436	21.1%	$974	$1,124	15.4%
Preneed Funeral Trust Earnings	1,717	1,752	2.0%	5,624	5,463	(2.9%)
Cemetery Trust Earnings	1,392	1,446	3.9%	4,327	4,320	(0.2%)
Preneed Cemetery Finance Charges	436	345	(20.9%)	1,239	1,118	(9.8%)
Total Financial Revenue	$3,905	$3,979	1.9%	$12,164	$12,025	(1.1%)

Total Divested Revenue	$1,656	$109		$5,281	$471

Total Revenue	$64,241	$66,125	2.9%	$201,475	$202,958	0.7%

Field EBITDA
Same Store Funeral EBITDA	$13,788	$14,994	8.7%	$48,261	$48,233	(0.1%)
Same Store Funeral EBITDA Margin	34.3%	36.2%	190 bp	37.2%	37.5%	30 bp
Acquisition Funeral EBITDA	2,522	2,737	8.5%	6,968	9,073	30.2%
Acquisition Funeral EBITDA Margin	34.1%	35.3%	120 bp	34.4%	37.2%	280 bp
Total Funeral EBITDA	$16,310	$17,731	8.7%	$55,229	$57,306	3.8%
Total Funeral EBITDA Margin	34.3%	36.0%	170 bp	36.9%	37.4%	50 bp

Same Store Cemetery EBITDA	$3,007	$4,439	47.6%	$10,753	$12,909	20.1%
Same Store Cemetery EBITDA Margin	27.1%	34.6%	750 bp	31.4%	34.6%	320 bp
Acquisition Cemetery EBITDA	—	—	—%	—	—	—%
Acquisition Cemetery EBITDA Margin	—%	—%	— bp	—%	—%	— bp
Total Cemetery EBITDA	$3,007	$4,439	47.6%	$10,753	$12,909	20.1%
Total Cemetery EBITDA Margin	27.1%	34.6%	750 bp	31.4%	34.6%	320 bp

Funeral Financial EBITDA	$1,776	$1,922	8.2%	$5,797	$5,815	0.3%
Cemetery Financial EBITDA	1,716	1,645	(4.1%)	5,194	5,012	(3.5%)
Total Financial EBITDA	$3,492	$3,567	2.1%	$10,991	$10,827	(1.5%)
Total Financial EBITDA Margin	89.4%	89.6%	20 bp	90.4%	90.0%	(40 bp)

Total Divested EBITDA	$430	$(6)		$1,504	$113
Total Divested EBITDA Margin	26.0%	—%		28.5%	—%

Total Field EBITDA	$23,239	$25,731	10.7%	$78,477	$81,155	3.4%
Total Field EBITDA Margin	36.2%	38.9%	270 bp	39.0%	40.0%	100 bp

OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2019	% Change	2018	2019	% Change

Overhead
Total Variable Overhead	$1,410	$2,852	102.3%	$6,666	$7,832	17.5%
Total Regional Fixed Overhead	903	1,062	17.6%	3,043	3,091	1.6%
Total Corporate Fixed Overhead	5,230	4,925	(5.8%)	15,371	14,528	(5.5%)
Total Overhead	$7,543	$8,839	17.2%	$25,080	$25,451	1.5%
Overhead as a percentage of Revenue	11.7%	13.4%	170 bp	12.4%	12.5%	10 bp

Consolidated EBITDA	$15,696	$16,892	7.6%	$53,397	$55,704	4.3%
Consolidated EBITDA Margin	24.4%	25.5%	110 bp	26.5%	27.4%	90 bp

Other Expenses and Interest
Depreciation & Amortization	$4,516	$4,435	(1.8%)	$13,100	$13,355	1.9%
Non-Cash Stock Compensation	915	513	(43.9%)	2,924	1,616	(44.7%)
Interest Expense	6,285	6,283	—%	14,763	18,907	28.1%
Accretion of Discount on Convertible Subordinated Notes	246	61	(75.2%)	1,961	178	(90.9%)
Net Loss on Early Extinguishment of Debt	—	—		936	—
Other, Net	347	4,076		345	3,914
Pre-Tax Income	$3,387	$1,524	(55.0%)	$19,368	$17,734	(8.4%)
Provision for Income Taxes	1,028	930		5,423	5,551
Tax Adjustment Related to Certain Discrete Items	159	17		(358)	219
Net Tax Provision	1,187	947		5,065	5,770
GAAP Net Income	$2,200	$577	(73.8%)	$14,303	$11,964	(16.4%)

Special Items, Net of Tax, except for **
Severance and Retirement Costs	$—	$235		$—	$889
Accretion of Discount on Convertible Subordinated Notes **	246	61		1,961	178
Net Loss on Early Extinguishment of Debt	—	—		740	—
Loss on Sale of Business and Other Costs	277	3,143		277	3,143
Goodwill and Other Impairments	—	577		—	577
Litigation Reserve	—	74		—	454
Tax Expense Related to Divested Business**	—	860		—	860
Gain on Insurance Reimbursements	—	(504)		—	(504)

Adjusted Net Income	$2,723	$5,023	84.5%	$17,281	$17,561	1.6%
Adjusted Net Profit Margin	4.2%	7.6%	340 bp	8.6%	8.7%	10 bp

Adjusted Basic Earnings Per Share	$0.14	$0.28	100.0%	$0.97	$0.97	—%
Adjusted Diluted Earnings Per Share	$0.14	$0.28	100.0%	$0.94	$0.97	3.2%

GAAP Basic Earnings Per Share	$0.11	$0.03	(72.7%)	$0.80	$0.66	(17.5%)
GAAP Diluted Earnings Per Share	$0.11	$0.03	(72.7%)	$0.78	$0.66	(15.4%)

Weighted Average Basic Shares Outstanding	19,060	17,737		17,701	17,917
Weighted Average Diluted Shares Outstanding	19,161	17,768		18,273	17,951

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$15,696	$16,892	7.6%	$53,397	$55,704	4.3%
Severance and Retirement Costs	—	298		—	1,126
Litigation Reserve	—	94		—	575
Adjusted Consolidated EBITDA	$15,696	$17,284	10.1%	$53,397	$57,405	7.5%
Adjusted Consolidated EBITDA Margin	24.4%	26.1%	170 bp	26.5%	28.3%	180 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

		(unaudited)
	December 31, 2018	September 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$644	$5,812
Accounts receivable, net	18,897	17,699
Inventories	6,751	6,692
Prepaid and other current assets	3,011	1,764
Total current assets	29,303	31,967
Preneed cemetery trust investments	62,432	68,333
Preneed funeral trust investments	82,074	87,059
Preneed cemetery receivables, net	18,441	19,467
Receivables from preneed trusts	17,073	17,989
Property, plant and equipment, net	260,838	258,035
Cemetery property, net	74,958	75,064
Goodwill	303,887	299,181
Intangible and other non-current assets, net	24,425	24,028
Operating lease right-of-use assets	—	22,628
Cemetery perpetual care trust investments	44,071	48,397
Total assets	$917,502	$952,148
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,015	$1,679
Current portion of finance lease obligations	312	282
Current portion of operating lease obligations	—	1,524
Accounts payable	9,987	6,135
Accrued and other liabilities	22,644	29,270
Total current liabilities	34,958	38,890
Long-term debt, net of current portion	6,925	6,135
Credit facility	26,145	17,099
Convertible subordinated notes due 2021	5,732	5,902
Senior notes due 2026	319,108	319,577
Obligations under finance leases, net of current portion	6,143	5,929
Obligations under operating leases, net of current portion	—	21,758
Deferred preneed cemetery revenue	45,997	45,195
Deferred preneed funeral revenue	28,606	29,522
Deferred tax liability	31,263	32,533
Other long-term liabilities	3,133	1,935
Deferred preneed cemetery receipts held in trust	62,432	68,333
Deferred preneed funeral receipts held in trust	82,074	87,059
Care trusts’ corpus	43,494	47,771
Total liabilities	696,010	727,638
Commitments and contingencies:
Stockholders’ equity:
Common stock	257	259
Additional paid-in capital	243,849	242,657
Retained earnings	71,680	83,644
Treasury stock	(94,294)	(102,050)
Total stockholders’ equity	221,492	224,510
Total liabilities and stockholders’ equity	$917,502	$952,148

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
Revenues:
Service revenue	$33,003	$34,133	$103,660	$105,444
Property and merchandise revenue	27,026	28,002	84,741	85,458
Other revenue	4,212	3,990	13,074	12,056
	64,241	66,125	201,475	202,958
Field costs and expenses:
Cost of service	18,085	18,011	54,031	54,062
Cost of merchandise	22,505	21,972	67,796	66,544
Cemetery property amortization	964	972	2,763	2,990
Field depreciation expense	3,047	3,106	8,925	9,250
Regional and unallocated funeral and cemetery costs	2,114	3,597	8,662	10,008
Other expenses	412	411	1,171	1,197
	47,127	48,069	143,348	144,051
Gross profit	17,114	18,056	58,127	58,907
Corporate costs and expenses:
General, administrative and other	6,344	5,755	19,342	17,059
Home office depreciation and amortization	505	357	1,412	1,115
	6,849	6,112	20,754	18,174
Operating income	10,265	11,944	37,373	40,733
Interest expense	(6,285)	(6,283)	(14,763)	(18,907)
Accretion of discount on convertible subordinated notes	(246)	(61)	(1,961)	(178)
Net loss on early extinguishment of debt	—	—	(936)	—
Other, net	(347)	(4,076)	(345)	(3,914)
Income before income taxes	3,387	1,524	19,368	17,734
Provision for income taxes	(1,028)	(930)	(5,423)	(5,551)
Tax adjustment related to certain discrete items	(159)	(17)	358	(219)
Total provision for income taxes	(1,187)	(947)	(5,065)	(5,770)
Net income	$2,200	$577	$14,303	$11,964

Basic earnings per common share:	$0.11	$0.03	$0.80	$0.66
Diluted earnings per common share:	$0.11	$0.03	$0.78	$0.66

Dividends declared per common share	$0.075	$0.075	$0.225	$0.225

Weighted average number of common and common equivalent shares outstanding:
Basic	19,060	17,737	17,701	17,917
Diluted	19,161	17,768	18,273	17,951

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	(unaudited)
	Nine Months Ended September 30,
	2018	2019
Cash flows from operating activities:
Net income	$14,303	$11,964
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,100	13,355
Provision for losses on accounts receivable	1,511	1,188
Stock-based compensation expense	2,924	1,616
Deferred income tax expense	3,547	1,270
Amortization of deferred financing costs	420	289
Amortization of capitalized commissions on preneed contracts	449	417
Accretion of discount on convertible subordinated notes	1,961	178
Accretion of discount on senior notes	154	366
Net loss on early extinguishment of debt	936	—
Net loss on sale of business and other assets	408	4,067
Gain on insurance reimbursements	—	(638)
Goodwill and other impairments	—	730
Other	—	121
Changes in operating assets and liabilities that provided (used) cash:
Accounts and preneed receivables	(3,010)	(2,495)
Inventories, prepaid and other current assets	(1,911)	1,138
Intangible and other non-current assets	(345)	(241)
Preneed funeral and cemetery trust investments	(6,104)	(4,376)
Accounts payable	(735)	(3,852)
Accrued and other liabilities	3,761	6,749
Deferred preneed funeral and cemetery revenue	6,292	804
Deferred preneed funeral and cemetery receipts held in trust	1,056	3,411
Net cash provided by operating activities	38,717	36,061

Cash flows from investing activities:
Acquisitions and land for new construction	(37,970)	—
Proceeds from insurance reimbursements	—	1,247
Proceeds from the sale of business and other assets	—	967
Capital expenditures	(9,037)	(11,479)
Net cash used in investing activities	(47,007)	(9,265)

Cash flows from financing activities:
Payments against the term loan	(127,500)	—
Borrowings from the credit facility	96,000	28,200
Payments against the credit facility	(188,000)	(37,300)
Payment of debt issuance costs related to long-term debt	(1,551)	(113)
Redemption of the 2.75% convertible subordinated notes	(75,229)	(27)
Payment of transaction costs for the 2.75% convertible subordinated notes	(845)	—
Proceeds from the issuance of the 6.625% senior notes	320,125	—
Payments of debt issuance costs related to the 6.625% senior notes	(1,367)	—
Payments on other long-term debt and obligations under finance leases	(1,031)	(1,370)
Payments on contingent consideration recorded at acquisition date	(138)	(162)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	1,075	1,155
Taxes paid on restricted stock vestings and exercises of non-qualified options	(651)	(194)
Dividends on common stock	(4,076)	(4,061)
Purchase of treasury stock	—	(7,756)
Net cash used in (provided by) financing activities	16,812	(21,628)

Net increase in cash and cash equivalents	8,522	5,168
Cash and cash equivalents at beginning of period	952	644
Cash and cash equivalents at end of period	$9,474	$5,812

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Our non-GAAP reporting provides a transparent framework of our operating and financial performance that reflects the earning power of the Company as an operating and consolidation platform.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.
The Non-GAAP financial measures include “Special Items”, “Adjusted Net Income”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA”, “Total Field EBITDA Margin”, “Divested Revenue”, “Divested EBITDA”, “Divested EBITDA Margin”, “Adjusted Basic Earnings Per Share” and “Adjusted Diluted Earnings Per Share” in this press release. These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•
Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are typically taxed at the federal statutory rate, except for the accretion of the discount on Convertible Subordinated Notes, as this is a non-tax deductible item and the Tax Expense Related to a Divested Business.

•
Adjusted Net Income is defined as net income plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•
Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by Special Items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit, excluding depreciation and amortization, regional and unallocated costs and Financial EBITDA related to the Funeral Home segment.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit, excluding depreciation and amortization, regional and unallocated costs and Cemetery Financial EBITDA related to the Cemetery segment.

•	Funeral Financial EBITDA is defined as Funeral Financial Revenue less Funeral Financial Expenses.

•	Cemetery Financial EBITDA is defined as Cemetery Financial Revenue less Cemetery Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit, excluding field depreciation, cemetery property amortization and regional and unallocated funeral and cemetery costs.

•	Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of revenue.

•
Divested Revenue is defined as revenues from three cemetery businesses that we ceased to operate on September 30, 2018, as a result of an expired management agreement and two funeral home businesses that we no longer own or operate as of September 30, 2019.

•	Divested EBITDA is defined as Divested Revenue, less field level and financial expenses related to the businesses we no longer own or operate noted above.

•	Divested EBITDA Margin is defined as Divested EBITDA as a percentage of Divested Revenue.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for Special Items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.
Funeral Field EBITDA and Cemetery Field EBITDA
Our operations are reported in two business segments: Funeral Home Operations and Cemetery Operations. Our Field level results highlight trends in volumes, Revenue, Field EBITDA (the individual business’ cash earning power / locally controllable business profit) and Field EBITDA Margin (the individual business’ controllable profit margin).
Funeral Field EBITDA and Cemetery Field EBITDA are defined above. Gross Profit is defined as Revenue less “Field costs and expenses” - a line item encompassing these areas of costs: i) Funeral and cemetery field costs, ii) Field depreciation and amortization expense, and iii) Regional and unallocated funeral and cemetery costs. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our Regional leadership, incentive compensation opportunity to our Field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the Field level as the composition, structure and function of these costs are determined by Executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within Consolidated EBITDA and Adjusted Consolidated EBITDA. We do not openly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “Regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in Consolidated EBITDA and Adjusted Consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.

Consolidated EBITDA and Adjusted Consolidated EBITDA
Consolidated EBITDA and Adjusted Consolidated EBITDA are defined above. Our Adjusted Consolidated EBITDA include adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.
How These Measures Are Useful
When used in conjunction with GAAP financial measures, our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.

We believe our presentation of Adjusted Consolidated EBITDA, key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.

Limitations of the Usefulness of These Measures
Our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral Field EBITDA and Cemetery Field EBITDA are not consolidated measures of profitability.
Field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. A reconciliation of Field EBITDA to Gross Profit, the most directly comparable GAAP measure, is set forth below.
Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation of Consolidated EBITDA to Net Income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures.
Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Net Income to Adjusted Net Income for the three and nine months ended September 30, 2018 and 2019 (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2019	2018	2019
Net Income	$2,200	$577	$14,303	$11,964
Special Items, Net of Tax, except for **
Severance and Retirement Costs	—	235	—	889
Accretion of Discount on Convertible Subordinated Notes **	246	61	1,961	178
Net Loss on Early Extinguishment of Debt	—	—	740	—
Loss on Sale of Business and Other Costs	277	3,143	277	3,143
Goodwill and Other Impairments	—	577	—	577
Litigation Reserve	—	74	—	454
Tax Expense Related to Divested Business**	—	860	—	860
Gain on Insurance Reimbursements	—	(504)	—	(504)
Adjusted Net Income	$2,723	$5,023	$17,281	$17,561

 ** Special items are typically taxed at the federal statutory rate, except for the Accretion of the Discount on Convertible Subordinated Notes, as this is a non-tax deductible item and the Tax Expense Related to a Divested Business.

Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three and nine months ended September 30, 2018 and 2019 (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2019	2018	2019
Net Income	$2,200	$577	$14,303	$11,964
Total Provision for Income Taxes	1,187	947	5,065	5,770
Income Before Income Taxes	3,387	1,524	19,368	17,734
Interest Expense	6,285	6,283	14,763	18,907
Accretion of Discount on Convertible Subordinated Notes	246	61	1,961	178
Net Loss on Early Extinguishment of Debt	—	—	936	—
Non-Cash Stock Compensation	915	513	2,924	1,616
Depreciation & Amortization	4,516	4,435	13,100	13,355
Other, Net	347	4,076	345	3,914
Consolidated EBITDA	$15,696	$16,892	$53,397	$55,704
Adjusted For:
Severance and Retirement Costs	—	298	—	1,126
Litigation Reserve	—	94	—	575
Adjusted Consolidated EBITDA	$15,696	$17,284	$53,397	$57,405

Revenue	$64,241	$66,125	$201,475	$202,958

Adjusted Consolidated EBITDA Margin	24.4%	26.1%	26.5%	28.3%
Reconciliation of Funeral and Cemetery Gross Profit to Field EBITDA for the three and nine months ended September 30, 2018 and 2019 (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2019	2018	2019
Funeral Gross Profit (GAAP)	$13,644	$14,124	$45,962	$46,824
Depreciation & Amortization	2,732	2,791	7,936	8,322
Regional & Unallocated Costs	1,733	2,732	7,256	8,088
Funeral Financial EBITDA	(1,776)	(1,922)	(5,797)	(5,815)
Funeral Divested EBITDA	(23)	6	(128)	(113)
Funeral Field EBITDA	$16,310	$17,731	$55,229	$57,306

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2019	2018	2019
Cemetery Gross Profit (GAAP)	$3,470	$3,932	$12,165	$12,083
Depreciation & Amortization	1,279	1,287	3,752	3,918
Regional & Unallocated Costs	381	865	1,406	1,920
Cemetery Financial EBITDA	(1,716)	(1,645)	(5,194)	(5,012)
Cemetery Divested EBITDA	(407)	—	(1,376)	—
Cemetery Field EBITDA	$3,007	$4,439	$10,753	$12,909

Components of Total Field EBITDA for the three and nine months ended September 30, 2018 and 2019 (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2019	2018	2019
Funeral Field EBITDA	$16,310	$17,731	$55,229	$57,306
Cemetery Field EBITDA	3,007	4,439	10,753	12,909
Funeral Financial EBITDA	1,776	1,922	5,797	5,815
Cemetery Financial EBITDA	1,716	1,645	5,194	5,012
Funeral Divested EBITDA	23	(6)	128	113
Cemetery Divested EBITDA	407	—	1,376	—
Total Field EBITDA	$23,239	$25,731	$78,477	$81,155
Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the three and nine months ended September 30, 2018 and 2019:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2019	2018	2019
GAAP Basic Earnings Per Share	$0.11	$0.03	$0.80	$0.66
Special Items	0.03	0.25	0.17	0.31
Adjusted Basic Earnings Per Share	$0.14	$0.28	$0.97	$0.97
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the three and nine months ended September 30, 2018 and 2019:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2019	2018	2019
GAAP Diluted Earnings Per Share	$0.11	$0.03	$0.78	$0.66
Special Items	0.03	0.25	0.16	0.31
Adjusted Diluted Earnings Per Share	$0.14	$0.28	$0.94	$0.97

Reconciliation of Pro Forma Adjusted Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Pro Forma Adjusted results presented earlier in this press release are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Net Income to Pro Forma Adjusted Net Income for the three and nine months ended September 30, 2018 and 2019 (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2019	2018	2019
Net Income	$2,200	$577	$14,303	$11,964
Total Provision for Income Taxes	1,187	947	5,065	5,770
Income Before Income Taxes	3,387	1,524	19,368	17,734
Adjusted For:
Interest Expense	—	—	(4,000)	—
Severance and Retirement Costs	—	298	—	1,126
Litigation Reserve	—	94	—	575
Divestiture of Funeral Home Business	—	3,840	—	3,840
Divested EBITDA	(430)	6	(1,504)	(113)
Pro Forma Adjusted Income Before Income Taxes	$2,957	$5,762	$13,864	$23,162
Pro Forma Adjusted Total Provision for Income Taxes	1,056	1,541	3,524	6,345
Pro Forma Adjusted Net Income	$1,901	$4,221	$10,340	$16,817
Reconciliation of Field EBITDA to Pro Forma Adjusted Field EBITDA and Pro Forma Adjusted Consolidated EBITDA for the three and nine months ended September 30, 2018 and 2019 (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2019	2018	2019
Field EBITDA	$23,239	$25,731	$78,477	$81,155
Adjusted For:
Litigation Reserve	—	—	—	481
Divested EBITDA	(430)	6	(1,504)	(113)
Pro Forma Adjusted Field EBITDA	$22,809	$25,737	$76,973	$81,523
Total Overhead Costs	7,543	8,839	25,080	25,451
Adjusted For:
Litigation Reserve	—	(94)	—	(94)
Severance and Retirement Costs	—	(298)	—	(1,126)
Pro Forma Adjusted Consolidated EBITDA	$15,266	$17,290	$51,893	$57,292

Revenue	$64,241	$66,125	$201,475	$202,958
Adjusted For:
Divested Revenue	(1,656)	(109)	(5,281)	(471)
Pro Forma Adjusted Revenue	$62,585	$66,016	$196,194	$202,487

Pro Forma Adjusted Field EBITDA Margin	36.4%	39.0%	39.2%	40.3%
Pro Forma Adjusted Consolidated EBITDA Margin	24.4%	26.2%	26.4%	28.3%

Reconciliation of GAAP Diluted Earnings Per Share to Pro Forma Adjusted Diluted Earnings Per Share for the three and nine months ended September 30, 2018 and 2019:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2019	2018	2019
GAAP Diluted Earnings Per Share	$0.11	$0.03	$0.78	$0.66
Special Items	0.03	0.25	0.16	0.31
Pro Forma Adjustments	(0.01)	(0.03)	(0.22)	(0.02)
Pro Forma Adjusted Diluted Earnings Per Share	$0.13	$0.25	$0.72	$0.95
Supplemental Information:
Funeral homes and cemeteries purchased after December 31, 2014 are referred to as “Acquired” in our Trend Report. This classification of acquisitions has been important to management and investors in monitoring the results of these businesses and to gauge the leveraging performance contribution that a selective acquisition program can have on total company performance.
The presentation below highlights the impact of our 2014 Acquired Portfolio that moved from Acquired to Same Store beginning January 1, 2019 (in thousands):

	Three Months Ended September 30, 2018		Twelve Months Ended December 31, 2018
	Revenue	EBITDA	Revenue	EBITDA
2014 Acquired Portfolio	$2,899	$1,066	$12,989	$5,254
Reconciliation of Rolling Four Quarter Outlook:
Earlier in this press release, we present the Rolling Four Quarter Outlook (“Outlook”) which reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending September 30, 2020 unless we have a signed Letter of Intent with a high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. The following four reconciliations are presented at the approximate midpoint of the range in this Outlook.
Reconciliation of Net Income to Consolidated EBITDA for the Rolling Four Quarters ending September 30, 2020 (in thousands):

September 30, 2020E
Net Income	$28,800
Total Tax Provision	11,200
Pretax Income	40,000
Net Interest Expense, including Accretion of Discount on Convertible Notes	25,300
Depreciation & Amortization, including Non-cash Stock Compensation	21,600
Consolidated EBITDA	$86,900
Reconciliation of Net Income to Adjusted Net Income for the Rolling Four Quarters ending September 30, 2020 (in thousands):

September 30, 2020E
Net Income	$28,800
Special Items	200
Adjusted Net Income	$29,000

Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the Rolling Four Quarters ending September 30, 2020:

September 30, 2020E
GAAP Diluted Earnings Per Share	$1.60
Special Items	0.01
Adjusted Diluted Earnings Per Share	$1.61
Reconciliation of Cash Flow Provided by Operations to Free Cash Flow for the Rolling Four Quarters ending September 30, 2020 (in thousands):

September 30, 2020E
Cash flow Provided by Operations	$49,500
Cash used for Maintenance Capital Expenditures	(10,000)
Free Cash Flow	$39,500
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical information, should be deemed to be forward-looking statements. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic and market conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to find and retain skilled personnel;

•	our ability to execute our growth strategy;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	our level of indebtedness and the cash required to service our indebtedness;

•	changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service;

•	effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the funeral and cemetery industry; and

•	other factors and uncertainties inherent in the funeral and cemetery industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.